Exhibit 4.1

THE ISSUE AND SALE OF THIS SECURITY AND THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, THIS SECURITY AND THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”). PURSUANT TO TREASURY REGULATION §1.1275-3(b)(1), THE COMPANY WILL, BEGINNING TEN DAYS AFTER THE ISSUANCE DATE OF THIS NOTE, PROMPTLY MAKE AVAILABLE TO THE HOLDER UPON WRITTEN REQUEST THE INFORMATION DESCRIBED IN TREASURY REGULATION §1.1275-3(b)(1)(i). SUCH WRITTEN REQUEST MAY BE MADE TO IRONNET, INC., 7900 TYSONS ONE PLACE, SUITE 400, MCLEAN, VA 22102, ATTENTION CHIEF FINANCIAL OFFICER.

IRONNET, INC.

SENIOR UNSECURED CONVERTIBLE NOTE

Issuance Date: September 15, 2022	Original Principal Amount: U.S. $10,300,000

FOR VALUE RECEIVED, IronNet, Inc., a Delaware corporation (the “Company”), hereby promises to pay to 3i, LP or its registered assigns (“Holder”) the amount set forth above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date, on any Installment Date with respect to the Installment Amount due on such Installment Date (each as defined below), or upon acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set forth above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date, on any Installment Date with respect to the Installment Amount due on such Installment Date, or upon acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Senior Unsecured Convertible Note (including all Senior Unsecured Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) is issued pursuant to Article II of that certain Securities Purchase Agreement, dated as of September 14, 2022 (the “Subscription Date”), by and among the Company and the investor (the “Buyer”) referred to therein, as amended from time to time (the “Securities Purchase Agreement”). Certain capitalized terms used herein are defined in Section 32 and capitalized terms not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement.

1. PAYMENTS OF PRINCIPAL. On each Installment Date, the Company shall pay to the Holder an amount equal to the Installment Amount due on such Installment Date in accordance with Section 8. On the Maturity Date, the Company shall pay to the Holder an amount in cash (excluding any amounts paid in shares of Common Stock on the Maturity Date in accordance with Section 8) representing all outstanding Principal and accrued and unpaid Interest thereon. Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal and accrued and unpaid Interest thereon. Notwithstanding anything herein to the contrary, with respect to any conversion or redemption hereunder, as applicable, the Company shall convert or redeem, as applicable, First, all accrued and unpaid Interest hereunder, Second, all other amounts owed to the Holder under any Transaction Document, and Third, all Principal outstanding hereunder.

2. INTEREST; INTEREST RATE.

(a) Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 360-day year and twelve 30-day months and shall be payable in arrears on each Interest Date, commencing with the initial Installment Date. Interest shall be payable on each such Interest Date to the record holder of this Note immediately before 9:00 a.m., New York City time on the applicable Interest Date, in shares of Common Stock (“Interest Shares”) so long as there has been no Equity Conditions Failure as of the date of delivery of such Interest Shares with respect to the applicable Interest Date; provided, however, that the Company may, at its option following notice to the Holder, pay Interest on any Interest Date in cash (“Cash Interest”) or in a combination of Cash Interest and Interest Shares. To exercise its option to pay Cash Interest or any combination of Cash Interest and Interest Shares with respect to any Interest Date, the Company shall deliver a written notice (each, an “Interest Election Notice”) to each holder of the Notes on or prior to the Interest Notice Due Date (the date such notice is delivered to the Holder, the “Interest Notice Date”), which notice (i) elects to pay Interest as Cash Interest or a combination of Cash Interest and Interest Shares and specifies the amount of Interest that shall be paid as Cash Interest and the amount of Interest, if any, that shall be paid in Interest Shares, and (ii) if such Interest payment includes Interest shares, certifies that there has been no Equity Conditions Failure as of the Interest Notice Date; provided, however, that the Company shall be deemed to have certified that no Equity Conditions Failure exists if the Company does not deliver any notice to the contrary. If an Equity Conditions Failure has occurred as of the Interest Notice Date, then unless the Company has elected to pay such Interest as Cash Interest, the Interest Election Notice shall indicate that unless the Holder waives the Equity Conditions Failure, the Interest shall be paid as Cash Interest. Notwithstanding anything herein to the contrary, if no Equity

Conditions Failure has occurred as of the Interest Notice Date but an Equity Conditions Failure subsequently occurs at any time prior to the applicable Interest Date, (A) the Company shall provide the Holder a subsequent notice to that effect, and (B) unless the Holder waives the Equity Conditions Failure, the Interest shall be paid in cash. Interest to be paid on an Interest Date in Interest Shares shall be paid in a number of fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section 3(a)) of Common Stock equal to the quotient of (1) the amount of Interest payable on such Interest Date less any Cash Interest paid and (2) the Installment Conversion Price in effect on the applicable Interest Date.

(b) When any Interest Shares are to be paid on an Interest Date, the Company shall (i) provided that the Company’s transfer agent (the “Transfer Agent”) is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of Interest Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (ii) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver on the applicable Interest Date, to the address set forth in the register maintained by the Company for such purpose pursuant to the Securities Purchase Agreement or to such address as specified by the Holder in writing to the Company at least two (2) Business Days prior to the applicable Interest Date, a certificate, registered in the name of the Holder or its designee, for the number of Interest Shares to which the Holder shall be entitled.

(c) Prior to the payment of Interest on an Interest Date, Interest on this Note shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount on each Conversion Date in accordance with Section 3(b)(i) or upon any redemption in accordance with Section 13 or any required payment upon any Bankruptcy Event of Default. From and after the occurrence and during the continuance of any Event of Default (regardless of whether the Company has delivered an Event of Default Notice to the Holder or if the Holder has delivered an Event of Default Redemption Notice to the Company or otherwise notified the Company that an Event of Default has occurred), the Interest Rate shall automatically be increased to ten percent (10.0%) per annum (the “Default Rate”). In the event that such Event of Default is subsequently cured (and no other Event of Default then exists, including, without limitation, for the Company’s failure to pay such Interest at the Default Rate on the applicable Interest Date), the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure.

3. CONVERSION OF THE NOTE. At any time after the Issuance Date, this Note shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock, on the terms and conditions set forth in this Section 3.

(a) Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent (as defined below)) that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount; provided, however, that if any tax, cost, expense or duty is due because the Holder requested such shares to be registered in a name other than the Holder’s name, then the Holder will pay such tax, cost, expense or duty and, until having received a sum sufficient to pay such tax, cost, expense or duty, the Company may refuse to deliver any such shares to be issued in a name other than that of the Holder.

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i) “Conversion Amount” means the sum of (A) the portion of the Principal of this Note to be converted, redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid Interest with respect to such Principal of this Note, and (C) any other unpaid amounts pursuant to the Transaction Documents, if any.

(ii) “Conversion Price” means, as of any Conversion Date or other date of determination, $7.50, subject to adjustment as provided herein.

(c) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall deliver (whether via electronic mail or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (each, a “Conversion Notice”) to the Company. If required by Section 3(c)(iii), within two (2) Trading Days following a conversion of this Note as aforesaid, the Holder shall surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 19(a)). On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by electronic mail an acknowledgment, in the form attached hereto as Exhibit II, of confirmation of receipt of such Conversion Notice and representation as to whether such shares of Common Stock may then be resold pursuant to Rule 144 under the Securities Act (“Rule 144”) by a Person (as defined below) that is not an affiliate (as defined in Rule 144 as in effect on the Issuance Date) of the Company, and that has not been an affiliate (as defined in Rule 144 as in effect on the Issuance Date) of the Company during the three months immediately preceding such date, or an effective and available registration statement to the Holder and the Transfer Agent which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the second (2nd) Trading Day following the date on which the Company has received a Conversion Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Conversion Date of such shares of Common Stock issuable pursuant to such Conversion Notice) (the “Share Delivery Deadline”), the Company shall (1) provided that the Transfer Agent is participating in DTC Fast Automated Securities Transfer Program (“FAST”), credit such aggregate number of shares of Common Stock to which the Holder shall be entitled pursuant to such conversion to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if the Transfer Agent is not participating in FAST, upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such conversion. If this Note is physically surrendered for conversion pursuant to Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as reasonably practicable and in no event later than two (2) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder (or its designee) a new Note (in accordance with Section 19(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date. In the event of a partial conversion of this Note pursuant hereto, the Principal amount converted shall be deducted from the Installment Amount(s) relating to the Installment Date(s) as set forth in the applicable Conversion Notice. Notwithstanding anything to the contrary contained in this Note or the Registration Rights Agreement, within five (5) days after the effective date of the Registration Statement (as defined in the Registration Rights Agreement), the Company shall cause the Transfer Agent to deliver unlegended shares of Common Stock to the Holder (or its designee) in connection with any sale of Registrable Securities (as defined in the Registration Rights Agreement) with respect to which the Holder has entered into a contract for sale, and delivered a copy of the prospectus included as part of the particular Registration Statement to the extent applicable, and for which the Holder has not yet settled.

(ii) Company’s Failure to Timely Convert. If on or prior to the Share Delivery Deadline (A) if the Transfer Agent is not participating in FAST, the Company shall fail to issue and deliver to the Holder (or its designee) a certificate and register such shares of Common Stock on the Company’s share register or, (B) if the Transfer Agent is participating in FAST, the Transfer Agent shall fail to credit the balance account of the Holder or the Holder’s designee with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (collectively, a “Conversion Failure”), and if on or after such Share Delivery Deadline and prior to the cure of such Conversion Failure the Holder acquires (in an open market transaction, stock loan or otherwise) shares of Common Stock corresponding to all or any portion of the number of shares of Common Stock issuable upon such conversion that the Holder is entitled to receive from the Company and has not received from the Company in connection with or as a result of, such Conversion Failure, then, in addition to all other remedies available to the Holder, the Company shall, within two (2) Business Days after receipt of the Holder’s request and in the Holder’s discretion, either: (I) pay cash to the Holder in an amount equal to the Holder’s total purchase price

(including brokerage commissions, stock loan costs and other out-of-pocket expenses, if any) for the shares of Common Stock so acquired (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such shares of Common Stock) or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (II) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock multiplied by (y) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (II). Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the conversion of this Note as required pursuant to the terms hereof.

(iii) Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the name and address of the holder of the Note and the principal amount (and stated interest) of the Note held by such holder (the “Registered Note”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holder of the Note shall treat each Person whose name is recorded in the Register as the owner of the Note for all purposes (including, without limitation, the right to receive payments of Principal and Interest hereunder) notwithstanding notice to the contrary. A Registered Note may be assigned, transferred or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell all or part of any Registered Note by the holder thereof, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 19, provided that if the Company does not so record an assignment, transfer or sale (as the case may be) of all or part of any Registered Note within two (2) Business Days of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Section 3, following conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted (in which event this Note shall be delivered to the Company following conversion thereof as contemplated by Section 3(c)(i)) or

(B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal and Interest converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion. If the Company does not update the Register to record such Principal and Interest converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) within two (2) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence. Any Holder that sells a participation in this Note shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register substantially similar to the Register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the participated Notes (the “Participant Register”); provided such Holder shall have no obligation to disclose all or any portion of the Participant Register (including the identity of any participant) to the Company except to the extent that such disclosure is necessary to establish that the Note is in registered form under Treasury Regulations Section 5f.103-1(c). The entries in the Participant Register shall be conclusive and binding absent manifest error, and Holder shall treat the Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Note notwithstanding any notice to the contrary. This Section 3(c)(iii) shall be construed so that the Note is at all times maintained in “registered form” within the meaning of Internal Revenue Code of 1986, as amended (the “IRC”) Sections 163(f), 871(h)(2) and 881(c)(2) and any related regulations (or any successor provisions of the IRC or such regulations).

(d) Limitations on Conversions.

(i) Beneficial Ownership. The Company shall not effect the conversion of any portion of this Note, and the Holder shall not have the right to convert any portion of this Note pursuant to the terms and conditions of this Note and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3(d)(i). For purposes of this Section 3(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the conversion of this Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Conversion Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 3(d)(i), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written request of the Holder, the Company shall within one (1) Business Day confirm in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon conversion of this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to convert this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(d)(i) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3(d)(i) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note.

(ii) Compliance with Rules of Trading Market.

1) Exchange Cap. Notwithstanding anything herein to the contrary, if the Company has not obtained Shareholder Approval, then the Company may not issue, upon conversion of this Note, the payment of any Interest Shares, the payment of any redemption in shares of Common Stock or otherwise, a number of shares of Common Stock, which, when aggregated with any shares of Common Stock issued in connection with any other related transactions that may be considered part of the same series of transactions , would exceed the Exchange Cap.

2) Shareholder Approval. In the event the Company is prohibited from issuing any shares of Common Stock pursuant to Section 3(d)(ii)(1) (an “Exchange Cap Share Failure” and such number of shares of Common Stock that is determined to be unavailable for issuance upon the conversion of this Note, the “Exchange Cap Excess Shares”), then the Company shall, as soon as practicable after the date of occurrence of such Exchange Cap Share Failure, but in no event later than one hundred and twenty (120) days thereafter, hold a meeting of its stockholders to seek the Shareholder Approval. In connection with such meeting and any subsequent stockholder meetings, the Company shall provide each stockholder with a proxy statement in compliance with applicable SEC rules and regulations and shall use its best efforts to solicit the approval of its stockholders of the Shareholder Approval and to cause its board of directors to recommend to the stockholders that they approve such proposal. If, despite the Company’s best efforts, the Shareholder Approval is not obtained at the first stockholder meeting, the Company shall cause an additional stockholder meeting to be held semi-annually thereafter to seek Shareholder Approval until the earlier of (i) the date such Shareholder Approval is obtained and (ii) the date on which the Note is no longer outstanding. In the event the Company is prohibited from issuing shares of Common Stock pursuant to the conversion of the Note, the payment of any Interest Shares, the payment of any redemption in shares of Common Stock or otherwise, due to the Exchange Cap, and the Company fails to obtain Shareholder Approval as required by this Section 3(d)(ii)(2), then, in exchange for the cancellation of such portion of this Note, interest or other amounts convertible into such Exchange Cap Excess Shares, the Company shall pay cash to the Holder at a price equal to the product of (A) such number of Exchange Cap Excess Shares and (B) the Closing Sale Price of the Common Stock on the Conversion Date. For the avoidance of doubt, if the Company is required to and fails to obtain Shareholder Approval, the Exchange Cap shall be applicable for all purposes of this Note.

(e) Right of Alternate Conversion Upon An Event of Default.

(i) General. Subject to Section 3(d), at any time after the occurrence of an Event of Default that has not been subsequently cured (regardless of whether the Company has delivered an Event of Default Notice to the Holder or whether the Holder has delivered an Event of Default Redemption Notice to the Company or otherwise notified the Company that an Event of Default has occurred), the Holder may, at the Holder’s option, convert (each, an “Alternate Conversion”, and the date of such Alternate Conversion, each, an “Alternate Conversion Date”) all, or any part of, the Conversion Amount (such portion of the Conversion Amount subject to such Alternate Conversion, each, an “Alternate Conversion Amount”) into shares of Common Stock at the Alternate Conversion Price.

(ii) Mechanics of Alternate Conversion. On any Alternate Conversion Date, the Holder may voluntarily convert any Alternate Conversion Amount pursuant to Section 3(c) (with “Alternate Conversion Price” replacing “Conversion Price” for all purposes hereunder with respect to such Alternate Conversion and with “Redemption Premium of the Conversion Amount” replacing “Conversion Amount” in clause (x) of the definition of Conversion Rate above with respect to such Alternate Conversion) by designating in the Conversion Notice delivered pursuant to this Section 3(e) of this Note that the Holder is electing to use the Alternate Conversion Price for such conversion; provided that in the event of the Conversion Floor Price Condition, on the applicable Alternate Conversion Date the Company shall also deliver to the Holder the applicable Alternate Conversion Floor Amount. Notwithstanding anything to the contrary in this Section 3(e), but subject to Section 3(d), until the Company delivers shares of Common Stock representing the applicable Alternate Conversion Amount to the Holder, such Alternate Conversion Amount may be converted by the Holder into shares of Common Stock pursuant to Section 3(c) without regard to this Section 3(e).

4. RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an “Event of Default” and each of the events in clauses (vi), (vii) and (viii) shall constitute a “Bankruptcy Event of Default”:

(i) the suspension from trading or the failure of the Common Stock to be trading or listed (as applicable) on an Eligible Market for a period of five (5) consecutive Trading Days;

(ii) the Company’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within five (5) Trading Days after the applicable Conversion Date or (B) written notice to the Holder of the Note, including, without limitation, by way of public announcement, at any time, of its intention not to comply, as required, with a request for conversion of the Note into shares of Common Stock that is requested in accordance with the provisions of the Note, other than pursuant to Section 3(d);

(iii) the Company’s failure to pay to the Holder any amount of Principal, Interest or other amounts when and as due under this Note (including, without limitation, the Company’s failure to pay any redemption payments or amounts hereunder) or any other Transaction Document (as defined in the Securities Purchase Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, except, in the case of a failure to pay Interest and other amounts when and as due, in which case only if such failure remains uncured for a period of at least five (5) Trading Days;

(iv) the Company fails to remove any restrictive legend (excluding, for the avoidance of doubt, the OID legend) on any certificate or any shares of Common Stock issued to the Holder upon conversion or exercise (as the case may be) of any Securities (as defined in the Securities Purchase Agreement) acquired by the Holder under the Securities Purchase Agreement (including this Note) as and when required by such Securities or the Securities Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least five (5) days;

(v) [reserved];

(vi) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within thirty (30) days of their initiation;

(vii) the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(viii) the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

(ix) a final judgment or judgments for the payment of money aggregating in excess of $4,000,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $4,000,000 amount set forth above;

(x) the Company and/or any Subsidiary, individually or in the aggregate, fails to pay, when due, or within any applicable grace period, any payment with respect to any indebtedness for borrowed money in excess of $4,000,000 due to any third party (other than, with respect to unsecured indebtedness only, payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for borrowed monies owed or owing in an amount in excess of $4,000,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, in each case where such failure, breach or violation is not cured or waived;

(xi) other than as specifically set forth in another clause of this Section 4(a), the Company or any Subsidiary breaches any covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of five (5) consecutive Trading Days;

(xii) either (i) any representation or warranty made or deemed made by the Company herein or in any other Transaction Document or any certificate or document delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect when so made or deemed made or (ii) a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that either (A) the Equity Conditions are satisfied, (B) there has been no Equity Conditions Failure, or (C) as to whether any Event of Default has occurred;

(xiii) any breach or failure in any respect by the Company or any Subsidiary to comply with any provision of Sections 15(b), (c), (d), (e), (m), (n) or (o) of this Note;

(xiv) any provision of any Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document;

(xv) the failure of the applicable Registration Statement to be filed with the SEC on or prior to the date that is five (5) Trading Days after the applicable Filing Deadline (as defined in the Registration Rights Agreement) or the failure of the applicable Registration Statement to be declared effective by the SEC on or prior to the date that is five (5) Trading Days after the Effectiveness Deadline (as defined in the Registration Rights Agreement);

(xvi) while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or such Registration Statement (or the prospectus contained therein) is unavailable to any Holder of Registrable Securities for sale of all of such Holder’s Registrable Securities in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five (5) consecutive Trading Days; or

(xvii) following the occurrence of an Exchange Cap Share Failure, the Company fails to obtain Shareholder Approval at its first regularly scheduled meeting of its stockholders after such Exchange Cap Share Failure (which in no event shall be later than one hundred twenty (120) calendar days after such Exchange Cap Share Failure).

(b) Notice of an Event of Default; Redemption Right. Upon actual knowledge by the Company of the occurrence of an Event of Default that is continuing with respect to this Note, the Company shall within one (1) Business Day deliver written notice thereof via electronic mail or overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Holder. An Event of Default Notice shall include: (I) a reasonable description of the applicable Event of Default, (II) a certification as to whether, in the opinion of the Company, such Event of Default is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Event of Default, and (III) a certification as to the date the Event of Default occurred and, if cured on or prior to the date of such Event of Default Notice, the date of such cure. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default (such earlier date, the “Event of Default Right Commencement Date”) and ending (such ending date, the “Event of Default Right Expiration Date”, and each such period, an “Event of Default Redemption Right Period”) on the tenth (10th) Trading Day after the later of (x) the date such Event of Default is cured and (y) the Holder’s receipt of an Event of Default Notice that includes (I) a reasonable description of the applicable Event of Default, (II) a certification as to whether, in the opinion of the Company, such Event of Default is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Event of Default and (III) a certification as to the date the Event of Default occurred and, if cured on or prior to the date of such Event of Default Notice, the applicable Event of

Default Right Expiration Date, the Holder may require the Company to redeem (regardless of whether such Event of Default has been cured on or prior to the Event of Default Right Expiration Date) all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem; provided, that the Holder has not previously delivered to the Company a Conversion Notice for an Alternate Conversion pursuant to Section 3(e) relating to the same portion of this Note. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) 1.10 and (ii) the product of (X) the Conversion Rate with respect to the Conversion Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice multiplied by (Y) the product of (1) the Redemption Premium multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Event of Default and ending on the date the Company makes the entire payment required to be made under this Section 4(b) (the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 13. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4, but subject to the limitations set forth in Section 3(d), until the Event of Default Redemption Price is paid in full, the Conversion Amount submitted for redemption under this Section 4(b) may be converted, in whole or in part, by the Holder into Common Stock pursuant to the terms of this Note. In the event of the Company’s redemption of any portion of this Note under this Section 4(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Redemption Premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. Any redemption of this Note upon an Event of Default shall not constitute an election of remedies by the Holder, and all other rights and remedies of the Holder shall be preserved.

(c) Mandatory Redemption upon Bankruptcy Event of Default. Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is then required or in process, upon any Bankruptcy Event of Default, whether occurring prior to or following the Maturity Date, the Company shall immediately pay to the Holder an amount in cash representing (i) all outstanding Principal and accrued and unpaid Interest thereon, multiplied by (ii) the Redemption Premium, in addition to any and all other amounts due hereunder, without the requirement for any notice or demand or other action by the Holder or any other person or entity, provided that the Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Event of Default, in whole or in part, and any such waiver shall not affect any other rights of the Holder hereunder, including any other rights in respect of such Bankruptcy Event of Default, any right to conversion, and any right to payment of the Event of Default Redemption Price or any other Redemption Price, as applicable.

5. RIGHTS UPON FUNDAMENTAL TRANSACTION.

(a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity (if other than the Company) assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements, including agreements to deliver to the Holder of the Note in exchange for such Note a security of the Successor Entity (if other than the Company) evidenced by a written instrument substantially similar in form and substance to the Note, including, without limitation, having a principal amount and interest rate equal to the principal amounts then outstanding and the interest rate of the Note held by such Holder, having similar conversion rights as the Note and having a similar ranking to the Note, and (ii) the Successor Entity (or Parent Entity, as applicable) (if other than the Company) is a publicly traded corporation whose common stock (or equivalent) is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity (if other than the Company) shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity (if other than the Company), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of a Fundamental Transaction, the Successor Entity (if other than the Company) shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 6 and 16, which shall continue to be receivable thereafter)) issuable upon the conversion or redemption of the Note prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (or Parent Entity, as applicable) (if other than the Company) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Note been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of this Note), as adjusted in accordance with the provisions of this Note. Notwithstanding the foregoing, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 5(a) to permit the Fundamental Transaction without the assumption of this Note. The provisions of this Section 5 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Note.

(b) Notice of a Change of Control; Redemption Right. No later than ten (10) Trading Days prior to the expected consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via electronic mail or overnight courier to the Holder (a “Change of Control Notice”). At any time during the period beginning after the Holder’s receipt of a Change of Control Notice or the Holder becoming aware of a Change of Control if a Change of Control Notice is not delivered to the Holder in accordance with the immediately preceding sentence (as applicable) and ending on twenty (20) Trading Days after the later of (A) the date of consummation of such Change of Control, or (B) the date of receipt of such Change of Control Notice, or (C) the date of the public announcement of such Change of Control, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount of this Note the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 5 shall be redeemed by the Company in cash at a price equal to the product of (i) the Redemption Premium multiplied by (ii) the corresponding Conversion Amount being redeemed with respect to such redemption (the “Change of Control Redemption Price”). Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 13 and shall have priority to payments to stockholders in connection with such Change of Control. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5, but subject to Section 3(d), until the Change of Control Redemption Price is paid in full, the Conversion Amount submitted for redemption under this Section 5(b) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. In the event of the Company’s redemption of any portion of this Note under this Section 5(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

6. RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 7 or 16 below, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note pursuant to Section 3(a) (without taking into account any limitations or restrictions on the convertibility of this Note and assuming for such purpose that the Note was converted at the Installment Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable) for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable)) to the same extent as if there had been no such limitation).

(b) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder’s option (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion price for such consideration commensurate with the Conversion Price. The provisions of this Section 6 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

7. RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision of Section 6 or Section 16, if the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Section 6 or Section 16, if the Company at any time on or after the Subscription Date combines (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 7(a) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 7(a) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

(b) Holder’s Right of Adjusted Conversion Price. In addition to and not in limitation of the other provisions of this Section 7, if the Company in any manner issues or sells or enters into any agreement to issue or sell, any Common Stock, Options or Convertible Securities (other than pursuant to the Equity Line (as defined in the Securities Purchase Agreement) or additional Notes pursuant to the Securities Purchase Agreement) (any such securities, “Variable Price Securities”), after the Subscription Date that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the “Variable Price”), the Company shall provide written notice thereof via electronic mail or overnight courier to the Holder on the date of such agreement and the issuance of such Common Stock, Convertible Securities or Options. From and after the date the Company enters into such agreement or issues any such Variable Price Securities (other than pursuant to the Equity Line), the Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Conversion Price upon conversion of this Note by designating in the Conversion Notice delivered upon any conversion of this Note that solely for purposes of such conversion the Holder is relying on the Variable Price rather than the Conversion Price then in effect. The Holder’s election to rely on a Variable Price for a particular conversion of this Note shall not obligate the Holder to rely on a Variable Price for any future conversion of this Note.

(c) [Reserved].

(d) Other Events. In the event that the Company (or any Subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 7(d) will increase the Conversion Price as otherwise determined pursuant to this Section 7; provided, further, that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s board of directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding absent manifest error and whose fees and expenses shall be borne by the Company.

(e) Calculations. All calculations under this Section 7 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company.

(f) Voluntary Adjustment by Company. Subject to the rules and regulations of the Principal Market, the Company may at any time during the term of this Note, with the prior written consent of the Holder, reduce (but not increase) the then current Conversion Price of the Note to any amount and for any period of time deemed appropriate by the board of directors of the Company.

8. INSTALLMENT CONVERSION OR REDEMPTION.

(a) General. On each applicable Installment Date, the Company shall pay to the Holder of this Note the applicable Installment Amount due on such date; provided, however, that the Company may, at its option following notice to the Holder as set forth below, pay the Installment Amount (i) by redeeming such Installment Amount in cash (a “Installment Redemption”), or (ii) so long as there has been no Equity Conditions Failure as of the applicable Installment Date, (x) by converting such Installment Amount in accordance with this Section 8 (an “Installment Conversion”), or (y) by any combination of an Installment Conversion and an Installment Redemption, in each case, so long as all of the outstanding applicable Installment Amount due on any Installment Date shall be converted and/or redeemed by the Company on the applicable Installment Date, subject to the provisions of this Section 8. On the date which is the sixth (6th) Trading Day prior to each Installment Date, the Company shall deliver written notice (each, an “Installment Notice” and the date the Holder receives such notice is referred to as the “Installment Notice Date”), to the Holder of the Note and such Installment Notice shall (i) either (A) confirm that the applicable Installment Amount of such Holder’s Note shall be converted in whole pursuant to an Installment Conversion or (B) (1) state that the Company elects to redeem for cash, or is required to redeem for cash in accordance with the provisions of the Note, in whole or in part, the applicable Installment Amount pursuant to an Installment Redemption and (2) specify the portion of such Installment Amount which the Company elects or is required to redeem pursuant to an Installment Redemption (such amount to be redeemed in cash, the “Installment Redemption Amount”) and the portion of the applicable Installment Amount, if any, with respect to which the Company will, and is permitted to, effect an Installment Conversion (such amount of the applicable Installment Amount so specified to be so converted pursuant to this Section 8 is referred to herein as the “Installment Conversion Amount”), which amounts when added together, must at least equal the entire applicable Installment Amount and (ii) if the applicable Installment Amount is to be paid, in whole or in part, pursuant to an Installment Conversion, certify that there is not then an Equity Conditions Failure or an Exchange Cap Share Failure as of the applicable Installment Notice Date. Each Installment Notice shall be irrevocable. If the Company does not timely deliver an Installment Notice in accordance with this Section 8 with respect to a particular Installment Date, then the Company shall be deemed to have delivered an irrevocable Installment Notice confirming an Installment Conversion of the entire Installment Amount and shall be deemed to have certified that there is not then an Equity Conditions Failure or an Exchange Cap Share Failure in connection with such Installment Conversion. Except as expressly provided in this Section 8, an Installment Notice shall apply to each outstanding Note and the Company shall convert and/or redeem the applicable Installment Amount of each outstanding Note pursuant to this Section 8 in the same ratio of cash and shares. The applicable Installment Conversion Amount (whether set forth in the applicable Installment Notice or by operation of this Section 8) shall be converted in accordance with Section 8(b) and the applicable Installment Redemption Amount shall be redeemed in accordance with Section 8(c). Notwithstanding anything herein to the contrary, and for the avoidance of doubt, (x) Interest paid (whether Cash Interest and/or Interest Shares) pursuant to Section 2 shall be deemed to be included within the Installment Amount and not in addition to any Interest component of the Installment Amount; and (y) in the case of any conflict between an Interest Election Notice and an Installment Notice, regarding the form of payment of Interest, the provisions of the Installment Notice shall control and govern.

(b) Mechanics of Installment Conversion. Subject to Section 3(d), if the Company delivers an Installment Notice or is deemed to have delivered an Installment Notice certifying that such Installment Amount is being paid, in whole or in part, in an Installment Conversion in accordance with Section 8(a), then the Holder may, at any time thereafter, convert such Installment Conversion Amount at the Installment Conversion Price in accordance with the conversion procedures set forth in Section 3 hereunder (with “Installment Conversion Price” replacing “Conversion Price” for all purposes therein), mutatis mutandis; provided, however, that the Equity Conditions are then satisfied (or waived in writing by the Holder) on the applicable Installment Date and an Installment Conversion is not otherwise prohibited under any other provision of this Note; provided further, that if a Conversion Floor Price Condition exists with respect to such Conversion Date, the Company shall also deliver to the Holder the Conversion Installment Floor Amount on the applicable Share Delivery Date. If the Company confirmed (or is deemed to have confirmed by operation of Section 8(a)) the conversion of the applicable Installment Conversion Amount, in whole or in part, and there was no Equity Conditions Failure as of the applicable Installment Notice Date (or is deemed to have certified that the Equity Conditions in connection with any such conversion have been satisfied by operation of Section 8(a)) but an Equity Conditions Failure occurred between the applicable Installment Notice Date and any time through the applicable Installment Date (the “Interim Installment Period”), the Company shall provide the Holder a subsequent notice to that effect. If there is an Equity Conditions Failure (which is not waived in writing by the Holder) during such Interim Installment Period or an Installment Conversion is not otherwise permitted under any other provision of this Note, then, at the option of the Holder designated in writing to the Company, the Holder may require the Company to do any one or more of the following: (i) the Company shall redeem all or any part designated by the Holder of the unconverted Installment Conversion Amount (such designated amount is referred to as the “Designated Redemption Amount”) and the Company shall pay to the Holder within two (2) Business Days of such Installment Date, by wire transfer of immediately available funds, an amount in cash equal to 110% of such Designated Redemption Amount and/or (ii) the Installment Conversion shall be null and void with respect to all or any part designated by the Holder of the unconverted Installment Conversion Amount and the Holder shall be entitled to all the rights of a holder of this Note with respect to such designated part of the Installment Conversion Amount. If the Company fails to redeem any Designated Redemption Amount by the second (2nd) Business Day following the applicable Installment Date by payment of such amount by such date, then the Holder shall have the rights set forth in Section 4(b) and Section 4(c)

as if the Company failed to pay the applicable Installment Redemption Price (as defined below) and all other rights under this Note (including, without limitation, such failure constituting an Event of Default described in Section 4(a)). The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock in any Installment Conversion hereunder; provided, however, that if any tax, cost, expense or duty is due because the Holder requested such shares to be registered in a name other than the Holder’s name, then the Holder will pay such tax, cost, expense or duty and, until having received a sum sufficient to pay such tax, cost, expense or duty, the Company may refuse to deliver any such shares to be issued in a name other than that of the Holder.

(c) Mechanics of Installment Redemption. If the Company elects or is required to effect an Installment Redemption, in whole or in part, in accordance with Section 8(a), then the Installment Redemption Amount, if any, shall be redeemed by the Company in cash on the applicable Installment Date by wire transfer to the Holder of immediately available funds in an amount equal to 105% of the applicable Installment Redemption Amount (the “Installment Redemption Price”). If the Company fails to redeem such Installment Redemption Amount on such Installment Date by payment of the Installment Redemption Price, then, at the option of the Holder designated in writing to the Company (any such designation shall be a “Conversion Notice” for purposes of this Note), the Holder may require the Company to convert all or any part of the Installment Redemption Amount at the Installment Conversion Price (determined as of the date of such designation). Conversions required by this Section 8(c) shall be made in accordance with the provisions of Section 3(c). Notwithstanding anything to the contrary in this Section 8(c), until the Installment Redemption Price is paid in full, the Installment Redemption Amount may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. In the event the Holder elects to convert all or any portion of the Installment Redemption Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Installment Redemption Amount so converted shall be deducted from the Installment Amounts relating to the applicable Installment Date(s) as set forth in the applicable Conversion Notice. Redemptions required by this Section 8(c) shall be made in accordance with the provisions of Section 13.

(d) Acceleration of Installment Amounts. Notwithstanding anything herein to the contrary, during any period commencing on an Installment Date (a “Current Installment Date”) and ending on the Trading Day immediately prior to the next Installment Date, at the option of the Holder, at one or more times during any calendar month, but not exceeding an amount equal to one (1) aggregate payment of the Installment Amount during any such calendar month (unless otherwise agreed to between the Holder and the Company), the Holder may convert an additional Installment Amount (each, an “Acceleration”, and each such amount, an “Acceleration Amount”, and the Conversion Date of any such Acceleration, each an “Acceleration Date”), in whole or in part, at the Installment Conversion Price of such Acceleration Date in accordance with the conversion procedures set forth in Section 3 hereunder (with “Installment Conversion Price” replacing “Conversion Price” for all purposes therein), mutatis mutandis. Additionally, the Holder shall have the right to convert an amount not to exceed 10% of the daily trading volume of the Common Stock on the Principal Trading Market at the Installment Conversion Price

(the “Additional Acceleration Amount”) when such daily trading volume exceeds $2,500,000, subject to the Floor Price (an “Additional Acceleration” and the Conversion Date of any such Additional Acceleration, an “Additional Acceleration Date”). Notwithstanding the foregoing, (1) the Holder may not (unless otherwise agreed to between the Holder and the Company) elect to effect any Acceleration (i) prior to the first Installment Date or (ii) when a Conversion Floor Price Condition exists, and (2) no Acceleration Amount (including any Additional Acceleration Amount) shall exceed $2,500,000 in the aggregate in any calendar quarter of any year. Each Acceleration Amount (including any Additional Acceleration Amount) shall be applied first to the Installment Amount due on the Installment Date nearest to the Maturity Date.

9. MANDATORY REDEMPTION AT ELECTION OF HOLDER. Subject to the provisions of this Section 9, if, at any time while this Note is outstanding, the Company shall carry out any individual Subsequent Financing in excess of $5,000,000 in gross proceeds, excluding any Subsequent Financing under the Common Stock Purchase Agreement, the Holder shall have the right to require the Company to first use up to 30% of the net proceeds of such Subsequent Financing to redeem all or a portion of this Note for an amount in cash (such amount, the “Mandatory Redemption Amount”) to equal to 1.05 multiplied by the sum of the principal amount subject to the Mandatory Redemption, plus accrued but unpaid interest and any other amounts, if any, then owing to the Holder in respect of this Note (a “Mandatory Redemption”). The Company shall deliver notice to the Holder of the Subsequent Financing at least five (5) Trading Days prior to the expected closing of the Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Holder if it wants to review the details of such financing (such additional notice, a “Mandatory Redemption Notice” and the date such Mandatory Redemption Notice is deemed delivered hereunder, the “Mandatory Redemption Notice Date”). If the Holder exercises its right herein to require a Mandatory Redemption by delivering written notice to the Company within five (5) Trading Days of the Mandatory Redemption Notice Date, the Company shall effect the Mandatory Redemption and pay the Mandatory Redemption Amount to the Holder on or prior to the fifth (5th) Trading Day following the consummation of the Subsequent Financing. Notwithstanding the foregoing, this Section 9 shall not apply with respect to Excluded Securities, except that no Variable Price Securities shall be an Excluded Security unless otherwise expressly stated in the Transaction Documents.

10. REDEMPTIONS AT THE COMPANY’S ELECTION. At any time the Company shall have the right to redeem all or any portion of the Conversion Amount then remaining under this Note (the “Company Optional Redemption Amount”) on the Company Optional Redemption Date (defined below) (a “Company Optional Redemption”). The portion of this Note subject to redemption pursuant to this Section 10 shall be redeemed by the Company in cash at a price (the “Company Optional Redemption Price”) equal to the greater of (i) 105% of the Conversion Amount being redeemed as of the Company Optional Redemption Date and (ii) solely if an Equity Conditions Failure then exists as of the Company Optional Redemption Date (as defined below), the product of (1) the Conversion Rate with respect to the Conversion Amount being redeemed as of the Company Optional Redemption Date multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Company Optional Redemption Notice Date and ending on the Trading Day immediately prior to the date the Company makes the entire payment required to be made under this Section 10. The Company may exercise its right to require redemption under this Section 10 by delivering a written notice thereof by electronic mail and overnight courier to the Holder of the Note (the “Company Optional Redemption Notice” and the date the Holder of the Note receives such notice is referred to as the “Company Optional Redemption Notice Date”). The Company may deliver only one Company Optional Redemption Notice in any twenty (20) Trading Day period and any such Company Optional Redemption Notice shall be irrevocable; provided that such Company Optional Redemption Notice may state that such notice is conditioned upon the effectiveness of specified future transactions, in which case such notice may be revoked by the Company (by notice to the Holder on or prior to the specified effective date) if such condition is not satisfied. The Company Optional Redemption Notice shall (x) state the date on which the Company Optional Redemption shall occur (the “Company Optional Redemption Date”) which date shall not be less than ten (10) Trading Days nor more than twenty (20) Trading Days following the Company Optional Redemption Notice Date, and (y) state the Conversion Amount of the Note which is being redeemed in such Company Optional Redemption Amount on the Company Optional Redemption Date. All Conversion Amounts converted by the Holder after the Company Optional Redemption Notice Date shall reduce the Company Optional Redemption Amount of this Note required to be redeemed on the Company Optional Redemption Date. Redemptions made pursuant to this Section 10 shall be made in accordance with Section 13. In the event of the Company’s redemption of any portion of this Note under this Section 10, the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 10 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. For the avoidance of doubt, the Company shall have no right to effect a Company Optional Redemption if any Event of Default has occurred and continuing, but any Event of Default shall have no effect upon the Holder’s right to convert this Note in its discretion.

11. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Charter (as defined in the Securities Purchase Agreement), Bylaws (as defined in the Securities Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing or any other provision of this Note or the other Transaction Documents, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon conversion of this Note above the Conversion Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of this Note. Notwithstanding anything herein to the contrary, if after the sixty (60) calendar day anniversary of the Issuance Date, the Holder is not permitted to convert this Note in full for any reason (other than pursuant to restrictions set forth in Section 3(d) hereof), the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to permit such conversion into shares of Common Stock.

12. RESERVATION OF AUTHORIZED SHARES.

(a) Reservation. So long as the Note remains outstanding, the Company shall at all times reserve a number of shares equal to at least the Exchange Cap (the “Required Reserve Amount”).

(b) Insufficient Authorized Shares. If, notwithstanding Section 12(a), and not in limitation thereof, at any time while the Note remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Note at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Note then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than one hundred and twenty (120) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. In the event that the Company is prohibited from issuing shares of Common Stock pursuant to the terms of this Note due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorized Failure Shares”), in lieu of delivering such Authorized Failure Shares to the Holder, the Company shall pay cash in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorized Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Conversion Notice with respect to such Authorized Failure Shares to the Company and ending on the date of such issuance and payment under this Section 12(a); and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorized Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith. Nothing contained in Section 12(a) or this Section 12(b) shall limit any obligations of the Company under any provision of the Securities Purchase Agreement.

13. REDEMPTIONS. The Company shall deliver the applicable Event of Default Redemption Price to the Holder in cash within five (5) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice. If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder in cash concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five (5) Business Days after the Company’s receipt of such notice otherwise. Subject to Section 8(c), the Company shall deliver the applicable Installment Redemption Price to the Holder in cash on the applicable Installment Date. The Company shall deliver the applicable Company Optional Redemption Price to the Holder in cash on the applicable Company Optional Redemption Date. Notwithstanding anything herein to the contrary, in connection with any redemption hereunder at a time the Holder is entitled to receive a cash payment under any of the other Transaction Documents, at the option of the Holder delivered in writing to the Company, the applicable Redemption Price hereunder shall be increased by the amount of such cash payment owed to the Holder under such other Transaction Document and, upon payment in full or conversion in accordance herewith, shall satisfy the Company’s payment obligation under such other Transaction Document. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 19(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount, and (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 19(d)), to the Holder, and in each case the principal amount of this Note or such new Note (as the case may be) shall be increased by an amount equal to the difference between (1) the applicable Redemption Price (as the case may be, and as adjusted pursuant to this Section 13, if applicable) minus (2) the Principal portion of the Conversion Amount submitted for redemption.

14. VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law (including, without limitation, the Delaware General Corporation Law) and as expressly provided in this Note.

15. COVENANTS. Until all the Note has been converted, redeemed or otherwise satisfied in accordance with their terms:

(a) Rank. All payments due under this Note (i) shall be senior to all other indebtedness of the Company and its subsidiaries other than Permitted Senior Indebtedness and (ii) shall rank pari passu with indebtedness under clauses (iv), (vi), (vii), (viii), (ix) and (x) of the definition of “Permitted Indebtedness”.

(b) Incurrence of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any indebtedness for borrowed money (other than (i) indebtedness evidenced by this Note and (ii) Permitted Indebtedness).

(c) [Reserved].

(d) Restricted Payments and Investments. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any indebtedness (other than the Notes, the Permitted Senior Indebtedness and indebtedness under clauses (iv), (vi), (vii), (viii) and (x) of the definition of “Permitted Indebtedness”) whether by way of payment in respect of principal of (or premium, if any) or interest on, such indebtedness or make any investment (other than intercompany investments), as applicable, if at the time such payment with respect to such indebtedness and/or investment, as applicable, is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing.

(e) Restriction on Redemption and Cash Dividends. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock, except (i) with respect to any capital stock of a wholly-owned Subsidiary owned by the Company or another wholly-owned Subsidiary of the Company, (ii) the Company may make cash payments in lieu of fractional shares, and (iii) so long as no Event of Default has occurred and is continuing or would result therefrom, redeem or repurchase capital stock of present and former employees, officers, directors or consultants (or their family members or trusts or other entities for the benefit of any of the foregoing) or make severance payments to such Persons in connection with the death, disability or termination of employment or consultancy of any such officer, employee, director or consultant, in each case, in the ordinary course of business at no greater than the market price of such securities.

(f) [Reserved].

(g) [Reserved].

(h) Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Subscription Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose.

(i) Preservation of Existence, Etc. The Company shall maintain and preserve, its existence, rights and privileges, and become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(j) Maintenance of Properties, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(k) Maintenance of Intellectual Property. The Company will, and will cause each of its Subsidiaries to, take all action necessary or advisable to maintain all of the Intellectual Property Rights (as defined in the Securities Purchase Agreement) of the Company and/or any of its Subsidiaries that are necessary or material to the conduct of its business in full force and effect.

(l) Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(m) Transactions with Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate, except (i) intercompany transactions, (ii) reasonable and customary director, officer and employee compensation and other customary benefits including retirement, health, stock option and other benefit plans and indemnification arrangements approved by the Company’s board of directors, and (iii) transactions in the ordinary course of business in a manner and to an extent consistent with past practice, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an affiliate thereof.

(n) Restricted Issuances. The Company shall not, directly or indirectly, without the prior written consent of the Holder of the Note issue any Notes (other than as contemplated by the Securities Purchase Agreement) that would cause a breach or default under the Note.

(o) Stay, Extension and Usury Laws. To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Note; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Holder by this Note, but will suffer and permit the execution of every such power as though no such law has been enacted.

(p) Taxes. The Company and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Company and its Subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom (except where the failure to pay would not, individually or in the aggregate, have a material effect on the Company or any of its Subsidiaries). The Company and its Subsidiaries shall file on or before the due date therefor all personal property tax returns (except where the failure to file would not, individually or in the aggregate, have a material effect on the Company or any of its Subsidiaries). Notwithstanding the foregoing, the Company and its Subsidiaries may contest, in good faith and by appropriate proceedings, taxes for which they maintain adequate reserves therefor in accordance with GAAP.

16. DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Sections 6(a) or 7, if the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then the Holder will be entitled to such Distributions as if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note and assuming for such purpose that the Note was converted at the Installment Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

17. AMENDING THE TERMS OF THIS NOTE. Except for Section 3(d), which may not be amended, modified or waived by the parties hereto, the prior written consent of the Holder shall be required for any change, waiver or amendment to this Note.

18. TRANSFER. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 4.1 of the Securities Purchase Agreement and Section 3(c)(iii) hereof.

19. REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 19(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 19(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 19(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 19(d) and in principal amounts of at least $1,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 19(a) or Section 19(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest on the Principal from the Issuance Date.

20. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief). No failure on the part of the Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of the Holder at law or equity or under this Note or any of the documents shall not be deemed to be an election of Holder’s rights or remedies under such documents or at law or equity. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note (including, without limitation, compliance with Section 7).

21. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the purchase price paid for this Note was less than the Original Principal Amount hereof.

22. CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any such Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Note instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Note. Terms used in this Note and not otherwise defined herein, but defined in the other Transaction Documents, shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

23. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. Notwithstanding the foregoing, nothing contained in this Section 23 shall permit any waiver of any provision of Section 3(d).

24. DISPUTE RESOLUTION.

(a) Submission to Dispute Resolution.

(i) In the case of a dispute relating to a Closing Bid Price, a Closing Sale Price, a Conversion Price, an Installment Conversion Price, a VWAP or a fair market value or the arithmetic calculation of a Conversion Rate or the applicable Redemption Price (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Closing Bid Price, such Closing Sale Price, such Conversion Price, such Installment Conversion Price, such VWAP or such fair market value, or the arithmetic calculation of such Conversion Rate or such applicable Redemption Price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

(ii) The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 24 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii) The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

25. NOTICES; CURRENCY; PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

(b) Currency. All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Note, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Buyer, shall initially be as set forth in the Securities Purchase Agreement), provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

26. CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

27. WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

28. GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Except as otherwise required by Section 24 above, the Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein (i) shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 24. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

29. JUDGMENT CURRENCY.

(a) If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 29 referred to as the “Judgment Currency”) an amount due in U.S. dollars under this Note, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(i) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(ii) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 29(a)(ii) being hereinafter referred to as the “Judgment Conversion Date”).

(b) If in the case of any proceeding in the court of any jurisdiction referred to in Section 29(a)(ii) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(c) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Note.

30. SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

31. MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

32. CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b) “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(d) “Alternate Conversion Floor Amount” means an amount in cash, to be delivered by wire transfer of immediately available funds pursuant to wire instructions delivered to the Company by the Holder in writing, equal to the product obtained by multiplying (A) the higher of (I) the highest price that the Common Stock trades at on the Trading Day immediately preceding the relevant Alternate Conversion Date and (II) the applicable Alternate Conversion Price and (B) the difference obtained by subtracting (I) the number of shares of Common Stock delivered (or to be delivered) to the Holder on the applicable Share Delivery Deadline with respect to such Alternate Conversion from (II) the quotient obtained by dividing (x) the applicable Conversion Amount that the Holder has elected to be the subject of the applicable Alternate Conversion, by (y) the applicable Alternate Conversion Price without giving effect to clause (x) of such definition.

(e) “Alternate Conversion Price” means, with respect to any Alternate Conversion that price which shall be the lower of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion, (ii) the greater of (x) the Floor Price and (y) 90% of the lowest VWAP of the Common Stock during the five (5) consecutive Trading Day period ending on and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice (such period, the “Alternate Conversion Measuring Period”). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such Alternate Conversion Measuring Period.

(f) “Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the Subscription Date pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer or director for services provided to the Company in their capacity as such.

(g) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(h) “Bloomberg” means Bloomberg, L.P.

(i) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

(j) “Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries.

(k) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 24. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

(l) “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement.

(m) “Common Stock” means (i) the Company’s shares of common stock, no par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(n) “Common Stock Purchase Agreement” means the Common Stock Purchase Agreement with Tumim Stone Capital, LLC, dated as of February 11, 2022, as amended, restated or otherwise modified from time to time.

(o) “Conversion Floor Price Condition” means that the Installment Conversion Price (without giving effect to clause (y) of such definition) is less than the Floor Price.

(p) “Conversion Installment Floor Amount” means an amount in cash, to be delivered by wire transfer of immediately available funds pursuant to wire instructions delivered to the Company by the Holder in writing, equal to the product obtained by multiplying (A) the higher of (I) the highest price that the Common Stock trades at on the Trading Day immediately preceding the relevant Share Delivery Date and (II) the applicable Installment Conversion Price and (B) the difference obtained by subtracting (I) the number of shares of Common Stock delivered (or to be delivered) to the Holder on the applicable Share Delivery Date with respect to such Installment Conversion from (II) the quotient obtain by dividing (x) the applicable Installment Amount subject to such Installment Conversion, by (y) the applicable Installment Conversion Price without giving effect to clause (y) of such definition.

(q) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(r) “Current Subsidiary” means any Person in which the Company on the Subscription Date, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “Current Subsidiaries”.

(s) “Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Select Market, or the Nasdaq Global Market.

(t) “Equity Conditions” means, during the period in question, (a) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Conversion Notices of the Holder, if any, (b) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable pursuant to the Transaction Documents (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or all of the shares of Common Stock issuable pursuant to the Transaction Documents (and shares issuable in lieu of cash payments of interest) may be resold pursuant to Rule 144 by a Person that is not an affiliate (as defined in Rule 144 as in effect on the Issuance Date) of the Company, and that has not been an affiliate (as defined in Rule 144 as in effect on the Issuance Date) of the Company during the three months immediately preceding such date, without volume or manner-of-sale restrictions or current public information requirements, (c) the Common Stock is trading on an Eligible Market and all of the shares issuable pursuant to the Transaction

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